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                   CONSENT OF DEUTSCHE BANC ALEX. BROWN INC.



                                                                    EXHIBIT 99.9



We hereby consent to (i) the inclusion of our opinion letter, dated May 9, 2001, to the Board of Directors of FelCor Lodging Trust Incorporated as Appendix B to the Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Prospectus under the captions entitled "SUMMARY-- Opinions of Financial Advisors -- FelCor", "THE MERGERS -- Background of the Merger and Partnership Merger", "THE MERGERS -- FelCor's Reasons for the Merger; Approval by FelCor Board" and "THE MERGERS -- Opinions of FelCor's Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      DEUTSCHE BANC ALEX. BROWN INC.


                                      By:       /s/ DAVID KLOEPPEL
                                          ---------------------------------
                                      Name:  David Kloeppel
                                      Title: Vice President



August 17, 2001